SCHEDULE 14A

Information Required in Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

          ☒     Preliminary Information Statement

          ☐     Definitive Information Statement

STRIKEFORCE TECHNOLOGIES, INC.

 (Name of Company As Specified In Charter)

Not Applicable

(Name of Person(s) Filing the Information Statement if other than Company)

Payment of Filing Fee (Check the appropriate box):

          ☒  No fee required.

         ☐  Fee  computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11.

          1) Title of each class of securities to which transaction applies:

                  Common Stock, par value $0.0001 per share

          2) Aggregate number of securities to which transaction applies:

                   99,999,999

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4) Proposed maximum aggregate value of transaction:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and  identify  the  filing  for  which the offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

STRIKEFORCE TECHNOLOGIES, INC.

1090 King Georges Post Road – Suite 108

Edison, NJ 08837

 (732) 661-9641

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, AUGUST 8th, 2008

The Annual Meeting of Stockholders (the "Annual Meeting") of STRIKEFORCE TECHNOLOGIES, INC., a New Jersey corporation (the "Company"), will be held at 1:00 p.m., local time, on Friday, August 8th, 2008 at 1090 King Georges Post Road, Suite 108, Edison, NJ 08837, for the following purposes:

(1)

To elect five members to the Company's Board of Directors to hold office until the Company's next Annual Meeting of Stockholders in 2009 or until each Director’s successor is duly elected and qualified; and

(2)

To ratify the appointment of Li & Company, PC, as the Company's independent certified public accountants; and

(3)

To enact a one for ten reverse (1:10) stock split (the “Reverse Split”), to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the New Jersey Secretary of State.

(4)

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on June 30, 2008, as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Edison, NJ

/s/ Mark L. Kay

June 11, 2008

MARK L. KAY

CHIEF EXECUTIVE OFFICER

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

STRIKEFORCE TECHNOLOGIES, INC.

1090 King Georges Post Road – Suite 108

Edison, NJ 08837

 (732) 661-9641

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRIKEFORCE TECHNOLOGIES, INC., a New Jersey corporation (the "Company"), for proxies from the holders of the Company's common stock, par value $0.0001 per share (the "Common Stock").

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is June 23, 2008.  Stockholders should review the information provided herein in conjunction with the Company's 2007 Annual Report, which was filed with the Securities and Exchange Commission on March 31, 2008 and the Company quarterly filing on its March 31, 2008 Form 10-Q.  The Company's principal executive offices are located at 1090 King Georges Post Road – Suite 108, Edison, NJ 08837, telephone (732) 661-9641.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof by filing with the Company's Secretary at the Company's executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company.

The cost of preparing, assembling and mailing this Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of U.S. mail and email, employees of the Company may solicit proxies personally, by email and by telephone. The Company's employees will receive no compensation for soliciting proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for any out-of-pocket expenses incurred in this solicitation.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in this Proxy Statement, that may be raised in the Annual Meeting.  If the requested proxy is given to vote, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented for action.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by:

•

filing with the Chief Executive Officer of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•

duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Chief Executive Officer of the Company.

Any written notice revoking a proxy should be sent to: Mark L. Kay, STRIKEFORCE TECHNOLOGIES, INC., 1090 King Georges Post Road – Suite #108, Edison, NJ 08837.

PURPOSE OF THE ANNUAL MEETING

At the annual meeting, the Company's stockholders will consider and vote upon the following matters:

(1)

To elect five members to the Company's Board of Directors to hold office until the Company's next Annual Meeting of Stockholders in 2009 or until each Director’s successor is duly elected and qualified; and

(2)

To ratify the appointment of Li & Company, PC, as the Company's independent certified public accountants; and

(3)

To enact a one for ten reverse stock split (1:10), to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the New Jersey Secretary of State.

(4)

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR in regards to all the matters requiring a vote. In the event a stockholder specifies a different choice by means of the enclosed proxy, such stockholder's shares will be voted in accordance with the specification so made.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the OTC Bulletin Board under the symbol "SKFT.OB."  Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on June 30, 2008 as the record date (the "Record Date") for determining stockholders of the Company entitled to receive notice of and to vote. As of the date herein there are 99,999,999 shares of Common Stock, $0.0001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum. The ratification of approval of the one for ten reverse stock split (including all issued and outstanding warrants and options), will be approved by affirmative vote of the stockholders of over 50.0% of the outstanding shares of Common Stock at the Record Date. Abstentions and broker non-votes will be counted as shares for purposes of determining a quorum. With respect to the outcome (i) abstentions will be considered as affirmative votes for Proposal 1 and 2 only, and (ii) broker non-votes will not be considered shares entitled to vote. Because Proposal 3, the reverse stock split, will be by a plurality of the votes cast, if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals.

The Company will select one or more inspectors to determine the number of shares of Common Stock, the existence of a plurality, the validity and effect of the proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of stockholders entitled to vote will be available for examination by any stockholder at the Company's principal executive offices located at 1090 King Georges Post Road, Suite 108, Edison, New Jersey for a period of 10 days prior to the Annual Meeting Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 11, 2008 by: (i) each person known to the Company to own beneficially more than five percent of the Common Stock; (ii) each director of the Company and nominee for election as a director; (iii) each current executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock that the named person has the right to acquire, through conversion or option exercise or otherwise, within 60 days after June 11, 2008. Beneficial ownership calculations for 5% stockholders are based on our knowledge and publicly-filed Schedule 13Ds or 13Gs.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, STRIKEFORCE TECHNOLOGIES INC., 1090 King Georges Post Road – Suite 108, Edison, NJ 08837. Percentage of beneficial ownership is based on 99,999,999 shares of common stock outstanding as of June 11, 2008. The address for each beneficial owner is 1090 King Georges Post Road, Suite 108, Edison, New Jersey 08837. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)	PERCENTAGE OF CLASS(2)

Mark L. Kay	3,616,831 (3)	3.52%
Mark Corrao	2,549,573 (4)	2.52%
Robert Denn	4,571,841 (5),(7)	4.51%
Ramarao Pemmaraju	5,409,499 (6),(7)	5.30%
George Waller	2,327,850 (8),(9)	2.30%
All directors and executive officers as a group (5 persons)	18,475,594 (10)	16.99%
NetLabs.com, Inc.	8,740,000 (11),(12)	8.12%
James R. Solakian	10,500,000 (13)	10.33%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.

(2)

Based on 99,999,999 shares of common stock outstanding as of December 31, 2007 including 359,000 shares of common stock available to beneficial owners upon the conversion of certain convertible loans and 17,489,973 shares of common stock underlying options.

(3)

Includes 277,333 shares of common stock, valued at $1.00 per share for $240,000 of convertibles and $0.75 per share for $28,000 of convertibles, available upon the conversion of certain convertible loans and 2,581,166 shares of common stock underlying options, consisting of 51,800 ten-year warrants exercisable at $1.00, 200,000 five-year warrants exercisable at $0.13, 88,000 five-year warrants exercisable at $0.05 and 2,241,366 vested ten-year option shares valued from $0.008 to $1.00 per share.

(4)

Includes 1,241,366 shares of common stock underlying options, consisting of ten-year option shares valued from $0.008 to $0.10 per share.

(5)

Includes 50,000 shares of common stock, valued at $1.00 per share, available upon the conversion of certain convertible loans and 1,249,766 shares of common stock underlying options, consisting of 8,400 ten-year warrants exercisable at $1.00, and 1,241,366 ten-year option shares valued from $0.008 to $0.10 per share.

(6)

Includes 31,667 shares of common stock, valued at $1.00 per share for $25,000 of convertibles and $0.75 per shares for $5,000 of convertibles, available upon the conversion of certain convertible loans and 2,113,367 shares of common stock underlying options, consisting of 3,000 ten-year warrants exercisable at $1.00 and 2,110,36 ten-year option shares valued from $0.008 to $0.10 per share.  872,001 shares, consisting of 3,000 ten-year warrants exercisable at $1.00 and 869,001 ten-year option shares valued from $0.008 to $0.10 per share, are in the name of Sunita Pemmaraju who is a family member of Ramarao Pemmaraju.

(7)

Excludes shares owned by NetLabs.com, Inc. which is controlled by Robert Denn and Ramarao Pemmaraju.

(8)

Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.

(9)

Includes 1,204,308 shares of common stock underlying options, consisting of ten-year option shares valued from $0.008 to $0.10 per share.

(10)

Based on 359,000 shares of common stock available upon the conversion of certain convertible loans and 8,389,973 shares of common stock underlying options.

(11)

Robert Denn and Ramarao Pemmaraju control NetLabs.com, Inc.

(12)

Includes 7,600,000 shares of common stock underlying options, consisting of ten-year option shares valued at $0.36 per share.

(13)

Includes 1,650,000 shares of common stock underlying options, consisting of five-year warrants exercisable at $0.025 to $0.04.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years.

Mark L. Kay, our Chief Executive Officer, loaned us an aggregate of $568,000 during 2004, 2005 and 2006, memorialized in the form of convertible loans. As of December 31, 2007 an aggregate amount of $268,000 remained outstanding. The details of these convertible notes are as follows:

In January 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $0.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 83,333 shares of our common stock. The warrant exercise period ends in January 2014.

In February 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of September 30, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends February 2014. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

In June 2004, we issued a principal amount $50,000 convertible note to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

In September 2004, we issued a principal amount $30,000 convertible note with warrants to purchase 3,000 shares of common stock to Mr. Mark L. Kay, our CEO. The note has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends in September 2014. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

In August 2005, we issued a principal amount $90,000 convertible note with warrants to purchase 9,000 shares of common stock to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends August 2015. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

In January 2006, we issued a principal amount $10,000 convertible note with warrants to purchase 1,000 shares of common stock to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of December 31, 2006 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends January 2016. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

In February 2006, we issued a principal amount $28,000 convertible note with warrants to purchase 2,800 shares of common stock to Mr. Mark L. Kay, our CEO. The note payable has a maturity date of December 31, 2006 and a variable interest rate payable equal to Mr. Mark L. Kay’s private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $0.75 per share. The warrant exercise period ends February 2016. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been extended to February 28, 2009.

For the seven months ended July 31, 2006, the variable interest rate of the six open notes ranged between 8.625% and 11.000% per annum. In September 2006, the interest rate of the six open notes was revised to a fixed rate of 8%, effective August 1, 2006.

In November 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Michael Brenner, one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus two (2%) percent. The conversion feature allows Mr. Michael Brenner to convert the note into shares of our common stock at $1.00 per share. In November 2004, the maturity date of the convertible note was extended to June 30, 2005. In December 2004, we amended the conversion price on the convertible note to $.72 per share. The warrant exercise period ends November 2013. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to September 30, 2008.

In January 2004, we issued a principal amount $15,000 convertible note with warrants to purchase 1,500 shares of common stock to Mr. Michael Brenner, one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus four (4%) percent. The conversion feature allows Mr. Michael Brenner to convert the note into shares of our common stock at $1.00 per share. In November 2004, the maturity date of the convertible note was extended to June 30, 2005. In December 2004, we amended the conversion price on the convertible note to $.72 per share. The warrant exercise period ends January 2014. In December 2004, Mr. Michael Brenner elected to convert half of the principal amount, $7,500, into common stock at a conversion price of $.72 and received 10,417 shares of our common stock. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to September 30, 2008.

In November 2004, we issued in principal amounts, an aggregated total of $50,000 convertible promissory notes to three relatives of Mr. David Morris, our former Vice President of Sales. The three notes payable have a maturity date of April 30, 2006 and bear interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted in full. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share. The notes were repaid, from May 2006 through September 2006, in accordance with their terms.

In August, September and December 2005 and March 2006, the Company executed 8% convertible promissory notes in the amounts of $10,000, $5,000, $10,000 and $5,000 with one of its Software Developers and a relative of the Chief Technology Officer. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005, for the 2005 notes, and December 31, 2006, for the 2006 note, or later if agreed upon by the individual and the Company.  In December 2005, the maturity dates of the 2005 notes were extended to March 31, 2006. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity dates of all of the notes have since been extended to February 28, 2009.

In August and December 2005, the Company executed 8% convertible promissory notes in the amounts of $50,000 and $34,000 with its President. The convertible promissory note for $34,000 was paid in full in December 2005. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the President and the Company. In December 2005, the maturity date of the note was extended to March 31, 2006. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to December 31, 2007. The $50,000 note was repaid in February 2008.

In September 2005, the Company executed an 8% convertible promissory note in the amount of $5,000 with a relative of the Chief Financial Officer. The Principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2005 or later if agreed upon by the individual and the Company. In December 2005, the maturity dates of the notes were extended to March 31, 2006. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to February 28, 2009.

In December 2005, the Company executed a 21.90% convertible promissory note in the amount of $3,000 with a relative of the Chief Financial Officer. The Principle due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of March 31, 2006 or later if agreed upon by the individual and the Company. In December 2005, the convertible promissory note was paid in full.

In December 2005, the Company executed an 8% convertible promissory note in the amount of $10,000 with its Office Manager. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of December 31, 2006 or later if agreed upon by the Office Manager and the Company. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to February 28, 2009.

In January 2006, the Company executed an 8% convertible promissory note in the amount of $70,000 with its Office Manager. The principal due hereunder shall be payable in full in immediately available funds of one million dollars or more through any sales or investment by the end of June 30, 2006 or later if agreed upon by the Office Manager and the Company.  The note was partially repaid in the amounts of $10,000 in June 2006, $2,500 in August 2006, $200 in November 2007 and $3,609 in December 2007. In April 2007, the interest calculation was amended from simple to compound effective April 1, 2007. The maturity date of the note has been further extended to February 28, 2009.

In connection with several of the convertible notes payable, the Company issued warrants exercisable in the aggregate into 80,500 shares of the Company’s common stock at an exercise price of $1.00 per share to the note holders.  The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable.  These warrants are exercisable for a period of ten years from issuance.  The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $21,339.  For the years ended December 31, 2007 and 2006, the Company recorded $0 and $5,107, respectively, in financing expense related to the issuance of these warrants.

At December 31, 2007, accrued interest due for the convertible notes – related parties was $86,021 and is included in accrued expenses in the Company’s balance sheet.  Interest expense for convertible notes payable – related parties for the years ended December 31, 2007 and 2006 was approximately $40,273 and $44,182, respectively.

At December 31, 2007, the Company had executed ten notes payable with its CEO aggregating $626,000:

•

Three of the notes, aggregating $189,000, had maturity dates of December 31, 2005 with interest at a per annum rate equal to the CEO’s private account monthly lending rate.  In December 2005, the maturity dates of the notes were extended to March 31, 2006.  In September 2006, the maturity dates of the notes were extended to March 31, 2007 and the interest rate was revised to a fixed rate of 8%, effective August 1, 2006. The maturity dates of the notes have since been extended to February 28, 2009.

•

Two of the notes, aggregating $160,000 have maturity dates of May 13, 2006 for the $150,000 note and September 30, 2006 for the $10,000 note.  Both notes bear interest at a rate equal to 8% per annum.  In September 2006, the maturity dates of the notes were extended to March 31, 2007. The maturity dates of the notes have since been extended to February 28, 2009.

•

Three of the notes, in the amounts of $7,000, $5,000 and $150,000, were executed in April 2006 and bear interest at a per annum rate equal to the CEO’s private account monthly lending rate.  The $7,000 note was repaid in April 2006.  The $5,000 note has a maturity date of September 30, 2006.  The $150,000 note has a maturity date of June 30, 2006.  In September 2006, the maturity dates of the notes were extended to March 31, 2007 and the interest rate was revised to a fixed rate of 8%, effective August 1, 2006. The maturity dates of the notes have since been extended to February 28, 2009.

•

One of the notes, in the amount of $100,000, was executed in May 2006 and bears interest at a rate equal to 9% per annum with a maturity date of July 31, 2006.  In September 2006, the maturity date of the $100,000 note was extended to March 31, 2007. The maturity date of the note has since been extended to February 28, 2009.

•

The remaining note in the amount of $22,000 was executed in February 2007 and bears interest at a rate equal to 8% per annum with a maturity date of July 31, 2007.  In September 2006, the maturity date of the $22,000 note was extended to March 31, 2007. The maturity date of the note has since been extended to February 28, 2009.

For the seven months ended July 31, 2006, the variable interest rate ranged between 8.625% and 11% per annum.  In September 2006, the interest rate of the six open notes was revised to a fixed rate of 8%, effective August 1, 2006. In connection with the $100,000 note executed in May 2006, the Company issued warrants exercisable in the aggregate into 200,000 shares of the Company’s common stock at an exercise price of $0.13 per share to the CEO.  The warrants were issued at the ratio of one warrant for each $0.50 of note payable.  These warrants are exercisable for a period of five years from issuance. In connection with the $22,000 note executed in February 2007, the Company issued warrants exercisable in the aggregate into 88,000 shares of the Company’s common stock at an exercise price of $0.05 per share to the CEO.  The warrants were issued at the ratio of four warrants for each $1.00 of note payable.  These warrants are exercisable for a period of five years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $28,058.  For the years ended December 31, 2007 and 2006, the Company recorded $3,758 and $24,300, respectively, in financing expense related to the issuance of these warrants.

At December 31, 2007, the Company had executed four notes payable with its President aggregating $25,000. Notes totaling $10,000 are non-interest bearing. Notes totaling $15,000 bear interest at a rate equal to 8% percent per annum. In September 2006, the maturity date of the notes was extended to March 31, 2007. The maturity dates of the notes have since been extended to December 31, 2007. The four notes were repaid in February 2008.

Interest expense for notes payable - related parties for the years ended December 31, 2007 and 2006 was approximately $52,280 and $43,774, respectively.

During the three months ended March 31, 2008, the Company repaid a total of $54,937 of unsecured convertible notes to two related parties.

The Company issued unsecured notes during the three months ended March 31, 2008 in an aggregate total of $70,000 to a related party. Additionally, during the three months ended March 31, 2008, the Company repaid a total of $25,000 of unsecured notes to one related party.

BOARD OF DIRECTORS AND OFFICERS

The current Board of Directors (and their officer positions) consists of Mark L. Kay - Chief Executive Officer, Robert Denn - President, Mark Corrao – Chief Financial Officer, Ramarao Pemmaraju – Chief Technology Officer and George Waller – Executive Vice President.

All of our Directors serve until they are re-elected or their successors are elected and qualified by our stockholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by the YA Global Investments, LP and Highgate House Funds, Ltd. agreements, at the direction of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Board of Directors has determined that Director Mark Corrao has the expertise to be the financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities Exchange Act of 1934. Mr. Corrao is not independent within the meaning of Item 7(d)(iv) of Schedule 14A under the Exchange Act. The Board of Directors anticipates when an audit committee is impaneled; Mr. Corrao will serve on that committee in that capacity. Currently, the Board of Directors, as a whole, acts in the capacity of the Audit Committee.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2007, 2006 and 2005, respectively, the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our four other most highly compensated executive officers.

							Nonqualified
					Incentive	Securities	Deferred
Name/				Stock	Plan Option	Underlying	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Options/SARS	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Mark L. Kay	2007	48,034	—	—	40,783 [1]	—	48,385 [2]	—	137,202
Chief Executive Officer	2006	61,846	—	—	24,041 [1]	60,800	17,539 [2]	—	163,866
	2005	111,111	—	—	—	—	—	—	111,111

Robert Denn	2007	48,025	—	—	40,783 [1]	—	48,385 [2]	—	137,193
President	2006	61,077	—	—	24,041 [1]	—	17,539 [2]	—	102,657
	2005	106,000	—	—	—	—	—	—	106,000

Mark Corrao	2007	44,257	—	—	40,783 [1]	—	48,385 [2]	—	133,425
Chief Financial Officer	2006	61,486	—	—	24,041 [1]	—	17,539 [2]	—	103,066
	2005	111,111	—	—	—	—	—	—	111,111

George Waller	2007	52,682	—	—	38,268 [1]	—	45,231 [2]	—	136,181
Executive Vice President	2006	81,423	—	—	25,226 [1]	—	15,308 [2]	—	121,957
	2005	111,111	—	—	—	—	—	—	111,111

Romarao Pemmaraju	2007	48,031	—	—	40,783 [1]	—	48,385 [2]	—	137,199
Chief Technical Officer	2006	65,307	—	—	24,041 [1]	—	17,539 [2]	—	106,887
	2005	111,111	—	—	—	—	—	—	111,111

There are no employment agreements between StrikeForce and any executive officer.

(1)

Incentive Plan options granted to executive officers in 2007 and 2006 for deferred salaries due to cash flow constraints.

(2)

Nonqualified deferred compensation earnings to executive officers have been accrued for 2007 and 2006 as a result of missed salaries due to cash flow constraints.

Employment Agreements, Termination of Employment and Change-in-Control Arrangement

There are no written employment agreements between our executive officers and us. There are no changes of control arrangements, either by means of a compensatory plan, agreement, or otherwise, involving our current officers.

Compensation of Directors

Directors are not paid for meetings attended at our corporate headquarters or for telephonic meetings. All reasonable travel and lodging expenses associated with directors' meeting(s) are reimbursed by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with all Section 16(a) forms that they file.

Currently, no officer or director owns 10% or more.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

Li & Company, PC (“Li”) has audited the Company's financial statements for December 31, 2007 and Massella & Co, CPA’s, PLLC performed the audit for December 31, 2006.  Fees related to services performed by Li in 2007 and Massella in 2006 were as follows:

	2007	2006
Audit Fees (1)	$56,500	$102,525
Audit-Related Fees
Tax Fees (2)	$7,275	$7,275

All Other Fees (3)	$1,500	$5,000

Total	$65,275	$114,800

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2)

Tax fees principally included tax advice, tax planning and tax return preparation.

(3)

Other fees related to Registration Statement Reviews and Comments.

The Board of Directors has reviewed and discussed with the Company's management and auditors the audited financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the Company's 2007 fiscal year. The Board has also discussed with the auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Board has received and reviewed the written disclosures and the letter from Li & Company, PC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for its 2007 fiscal year for filing with the SEC.

The Board of Directors has determined that Director Mark Corrao has the expertise to be the financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities exchange Act of 1934. Mr. Corrao is not independent within the meaning of Item 7(d)(iv) of Schedule 14A under the Exchange Act. The Board of Directors anticipates when an audit committee is impaneled, Mr. Corrao will serve on that committee in that capacity. Currently, the Board of Directors, as a whole, acts in the capacity of the Audit Committee.

Pre-Approval Policies

As the Company has not established an Audit Committee, the responsibilities of an Audit Committee are performed by the Board. The Board's policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company's independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.

The Board pre-approved all fees described above.

Code of Conduct and Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer and controller. Such Code of Ethics was disclosed in the Company’s Annual Report on Form 10-KSB filed on March 31, 2008.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their re-election or their successor has been elected and qualified. There are five nominees for director. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees:

NAME	AGE

Mark L. Kay	59

Robert Denn	51

Mark Corrao	50

Ramarao Pemmaraju	47

George Waller	50

Mark L. Kay, Chief Executive Officer, Director

Mr. Mark Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Mark Corrao, Chief Financial Officer, Director

Mr. Corrao is one of our original founders in August 2001. Mr. Corrao brings to StrikeForce Technologies over twenty-five years of experience in the financial and accounting areas. Mr. Corrao has spent numerous years in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. His tenure in accounting included being a partner in a Connecticut CPA firm for several years. Mr. Corrao’s financial background and experience includes such Wall Street firms as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street Mr. Corrao was involved in several IPO’s and has been involved in several start up companies. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was the Vice President of Sales at Advanced Communications Sciences from March 1997 though December 2000. Mark has a B.S. from CUNY.

Robert Denn, President, Chairman of the Board of Directors

Mr. Robert Denn joined StrikeForce in July 2002 as a consultant assisting us with a private placement. He joined us as President in December 2002. A former registered representative of Essex Securities, Mr. Denn was a co-founder of Netlabs.com, Inc., a company formed to develop security software products, in May 1999. In February 2001, Mr. Denn left the retail securities industry and joined NetLabs.com as its President. The intellectual property asset rights of Netlabs.com were subsequently acquired by StrikeForce in December 2002. In addition, Mr. Denn has over twenty years of sales and management experience in the financial services industry inclusive of such financial firms as Citibank, Fleet and Bank of New York. Mr. Denn has a B.A. in Business Administration from William Paterson University.

Ramarao Pemmaraju, Chief Technology Officer, Secretary, Director

Mr. Ramarao Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID(TM) product. In May 1999 Mr. Pemmaraju co-founded Netlabs.com, which developed security software products. Mr. Pemmaraju concentrated his time on Netlabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing, Director

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

BOARD OF DIRECTORS

Directors are elected at the Company's Annual Meeting of Stockholders and serve for a term of one year until the next annual stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as Directors of the Company, within reason. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS IN 2009 AND UNTIL THEIR RE-ELECTION OR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed Li & Company, PC as the Company's independent certified public accountants.  A representative of Li & Company, PC may be present at the Annual Meeting, and will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary to appoint Li & Company, PC.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF LI & COMPANY, PC AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

PROPOSAL 3 - APPROVAL OF THE COMPANY’S  REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted a resolution to effect a one for ten (1:10) reverse stock split of the Company’s Common Stock. The Company believes that the Reverse Stock Split is necessary because the Company has contractual compliance issues under its existing lending arrangements with its secured lenders.  Specifically these issues concern unsatisfied obligations to process equity conversions of the outstanding principal and accrued interest into shares of the Company’s common stock.  Such conversions were priced to market, with no market floor which resulted in the Company having to issue all of its remaining authorized common stock shares, which total 99,999,999 common stock shares outstanding as of the Record Date. In order to continue to raise capital for growth and to meet its Business Plan, additional new common stock shares are required. Such additional authorized common stock shares must be approved by a majority vote of the stockholders.

As of the date of this Proxy, the Company has no remaining authorized common shares available to issue. On March 31, 2008, the Company reported on its Form 10-Q that 99,999,999 common stock shares were issued and outstanding, effectively all of the Company’s available authorized common stock shares.  The Company is currently in default of certain agreements with its secured lenders and has entered into a Forbearance Agreement with a required payment date on or before October 15, 2008 of the agreed upon outstanding principal, interest and redemption premium due of $991,871. Two contingency payments, toward the balance due per the terms of the forbearance agreement, were made in February 2008 and May 2008 in the amounts of $171,671 and $22,711, respectively. If the balance due is not paid by October 15, 2008, the contingency payments will not be applied to the total amount owed, but instead will be applied to the secured lenders as damages, and the total amount owed by the Company shall be $1,186,253 plus any interest that accrues after the due date of the Forbearance Agreement.  The Company has no bank lines of credit available for borrowing, nor does it anticipate being able to secure any in the near future due to its history of losses. Per the terms of the Forbearance Agreement, the secured lenders are entitled to foreclose on all of the Company's assets, if payment is not made per the terms of the agreement. Management believes that this may result in a substantial loss of stockholder value as the Company would likely cease to exist in its present form. The Company has determined that a reverse stock split will provide the authorized shares needed to continue and complete the fundraising necessary to satisfy the secured lenders and avoid a foreclosure of the assets.  If the company is unable to affect the reverse stock split, as proposed, it may not be able to continue its operations and may go into a reorganization, the outcome of which is uncertain.

The Company is now in the process of raising capital, which is dependent upon the availability of the pending additional shares to make its secured debt repayment and, with this effort, expects to raise additional capital from accredited investors to meet its working capital requirements. The sourcing of new capital is currently being managed by an accredited investor who has recently become the largest stockholder of the Company and has made commitments to continue to provide financing subject to the Company’s satisfaction of the May 15, 2008 Forbearance Agreement executed with its secured lenders.

After careful consideration and due diligence, the management of the company unanimously recommended, and the Board of Directors considered and approved, a recapitalization in the form of a one for ten (1:10) reverse stock split.  The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 100,000,000 to approximately 10,000,000 outstanding shares of common stock, thus leaving 90,000,000 shares available for issuance following the Reverse Split.  The effect of the Reverse Split will similarly adjust downward the Company’s outstanding warrants and options in the same manner as the common stock shares, i.e. one for ten.

In January 2008, the Company executed a term sheet with an investor group whereby the group will assist the Company on an ongoing best efforts basis in order for the Company to obtain financing of up to $2,500,000 in the form of (up to 100) Units, each Unit containing a $25,000 promissory note and 62,000 non-dilutable (for one year), restricted shares of the Company’s common stock, for an aggregate total of 6,200,000 shares of common stock related to the term sheet. The promissory notes shall have a three year term, bearing interest at 10% per annum, with a 10% discount rate. All funds received as a result of the sale of the units are held in an escrow account that is managed by the investor group’s assigned representative and the funds are recorded as restricted cash on the Company’s March 31, 2008 balance sheet. The sales of the Company’s securities were reported on an SEC Form D dated March 26, 2008. In May 2008, the term sheet was amended to increase the number of shares to be issued to the existing and future investor group note holders to 82,000 non-dilutable (for one year), restricted shares of the Company’s common stock per unit purchased, for a revised aggregate total of 8,200,000 shares of common stock related to the term sheet and amendment. Pursuant to the term sheet, the Company has pledged the issuance of shares of its common stock, to the investor group note holders, after the effect of the Reverse Split. Additionally, per the terms of a May 2008 Forbearance Agreement executed with the holders of the Company’s secured convertible notes, the Company cannot issue any shares of its common stock until the secured convertible notes, as enumerated in the Forbearance Agreement, are paid in full. If the company is unable to affect the reverse stock split, as proposed, it may not be able to continue its operations and may go into a reorganization, the outcome of which is uncertain.

The Reverse Split will affect all of the holders of the Company's Common Stock, warrants and options uniformly and will not affect any stockholder's individual percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.

The Reverse Split of the Common Stock is expected to become effective after we file Articles of Amendment to our Articles of Incorporation after the August 8, 2008 meeting (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split.

We will, in the filing of our Articles of Amendment to our Articles of Incorporation, retain the current authorized shares at 100,000,000 shares at a par value of $0.0001.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent stockholders.

As of March 31, 2008, the Company has recorded the following transactions that include common stock to be issued to the investor group note holders as well as other unrelated parties:

In December 2007, the Company recorded 18,750 shares of the Company’s common stock at $0.011 per share to the two remaining note holders relating to promissory notes executed in July 2006, as bonus extension shares.  In connection with the issuance of these shares, the Company recorded 1,875 shares of the Company’s common stock at $0.011 per share to the placement agent.

In December 2007, the Company recorded 200,000 shares of the Company’s common stock at $0.011 per share to the six note holders relating to convertible promissory notes executed in February 2007, as bonus extension shares.  In connection with the issuance of these shares, the Company recorded 40,000 shares of the Company’s common stock at $0.011 per share to the placement agent.

In December 2007, the Company recorded 50,000 shares of the Company’s common stock at $0.011 per share to a note holder relating to a convertible promissory note executed in April 2007, as bonus extension shares.  In connection with the issuance of these shares, the Company recorded 10,000 shares of the Company’s common stock at $0.011 per share to the placement agent.

In December 2007, the Company recorded 50,000 shares of the Company’s common stock at $0.022 per share to a note holder relating to an amendment to a convertible promissory notes executed in March 2007, as extension shares.  The note holder also converted interest owed from October 1, 2007 to December 31, 2007 in the amount of $3,402.74 into 154,670 shares of the Company’s common stock at $0.022 per share. The Company recorded the conversion shares in December 2007.

In December 2007, the Company recorded 7,500 shares of its common stock, valued at $0.028 per share for 2,500 shares, $0.012 per share for 2,500 shares and $0.01 per share for 2,500 shares, and issuable to a law firm as compensation for general counsel legal services rendered.

In January 2008, the Company executed a promissory note in the amount of $100,000 with an unrelated individual, bearing interest at 8% per annum, maturing on September 30, 2008. The Company recorded 1,000,000 restricted shares of common stock, at $0.0092 per share.

In January 2008, the Company recorded 18,750 shares of the Company’s common stock at $0.021 per share to the two remaining note holders relating to promissory notes executed in July 2006, as bonus extension shares.  In connection with the shares, the Company recorded 1,875 shares of the Company’s common stock at $0.021 per share to the placement agent.

In January 2008, the Company recorded 200,000 shares of the Company’s common stock at $0.021 per share to the six note holders relating to convertible promissory notes executed in February 2007, as bonus extension shares.  In connection with the shares, the Company recorded 40,000 shares of the Company’s common stock at $0.021 per share to the placement agent.

In January 2008, the Company recorded 50,000 shares of the Company’s common stock at $0.021 per share to a note holder relating to a convertible promissory note executed in April 2007, as bonus extension shares.  In connection with the shares, the Company recorded 10,000 shares of the Company’s common stock at $0.021 per share to the placement agent.

In January 2008, the Company sold 37 units, per the terms of a term sheet executed with an investor group in January 2008, with each unit consisting of a 10% promissory note of $25,000, maturing three years from the execution date and with a 10% discount rate, and 62,000 non-dilutable (for one year) restricted shares of the Company’s common stock. The Company recorded 2,294,000 restricted shares of common stock, at $0.023 per share for 2,170,000 shares and $0.025 for 124,000 shares.

In February 2008, the Company recorded 18,750 shares of the Company’s common stock at $0.029 per share to the two remaining note holders relating to promissory notes executed in July 2006, as bonus extension shares.  In connection with the shares, the Company recorded 1,875 shares of the Company’s common stock at $0.029 per share to the placement agent.

In February 2008, the Company recorded 200,000 shares of the Company’s common stock at $0.029 per share to the six note holders relating to convertible promissory notes executed in February 2007, as bonus extension shares.  In connection with the shares, the Company recorded 40,000 shares of the Company’s common stock at $0.029 per share to the placement agent.

In February 2008, the Company recorded 50,000 shares of the Company’s common stock at $0.029 per share to a note holder relating to a convertible promissory note executed in April 2007, as bonus extension shares.  In connection with the shares, the Company recorded 10,000 shares of the Company’s common stock at $0.029 per share to the placement agent.

In February 2008, the Company sold 17 units, per the terms of a term sheet executed with an investor group in January 2008, with each unit consisting of a 10% promissory note of $25,000, maturing three years from the execution date and with a 10% discount rate, and 62,000 non-dilutable (for one year) restricted shares of the Company’s common stock. The Company recorded 1,054,000 restricted shares of common stock, at $0.028 per share for 558,000 shares, $0.029 per share for 372,000 shares and $0.038 for 124,000 shares.

In March 2008, the Company recorded 18,750 shares of the Company’s common stock at $0.025 per share to the two remaining note holders relating to promissory notes executed in July 2006, as bonus extension shares.  In connection with the shares, the Company recorded 1,875 shares of the Company’s common stock at $0.025 per share to the placement agent.

In March 2008, the Company recorded 200,000 shares of the Company’s common stock at $0.025 per share to the six note holders relating to convertible promissory notes executed in February 2007, as bonus extension shares.  In connection with the shares, the Company recorded 40,000 shares of the Company’s common stock at $0.025 per share to the placement agent.

In March 2008, the Company recorded 50,000 shares of the Company’s common stock at $0.025 per share to a note holder relating to a convertible promissory note executed in April 2007, as bonus extension shares.  In connection with the shares, the Company recorded 10,000 shares of the Company’s common stock at $0.025 per share to the placement agent.

In March 2008, the Company sold 4 units, per the terms of a term sheet executed with an investor group in January 2008, with each unit consisting of a 10% promissory note of $25,000, maturing three years from the execution date and with a 10% discount rate, and 62,000 non-dilutable (for one year) restricted shares of the Company’s common stock. The Company recorded 248,000 restricted shares of common stock, at $0.025 per share.

In March 2008, the Company recorded 7,500 shares of its common stock, valued at $0.022 per share for 2,500 shares, $0.028 per share for 2,500 shares and $0.029 per share for 2,500 shares, and issuable to a law firm as compensation for general counsel legal services rendered.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a stockholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

DISSENTER'S RIGHTS OF APPRAISAL

The general corporation law of the State of New Jersey (the "Jersey Law") provides for dissenter's rights of appraisal in connection with the one for ten reverse stock split of the Company's common stock.

DISSENTER’S RIGHTS

THIS INFORMATION STATEMENT CONSTITUTES NOTICE OF DISSENTER’S RIGHTS TO THE HOLDERS SECURITIES.  IN ORDER TO EXERCISE YOUR RIGHTS TO DISSENT AND APPRAISAL, YOU MUST FOLLOW EACH AND EVERY INSTRUCTION HEREIN

Each holder of the Company’s Common Stock who dissents to the amendments to the Articles of Incorporation and who satisfies certain other conditions is entitled to payment of the fair value of his or her shares, as set forth in Sections 14A:11-1, 14A:11-2, 14A:11-3, 14A:11-4, 14A:11-5, 14A:11-6, 14A:11-7, 14A:11-8, 14A:11-9, 14A:11-11 (the “Dissenters’ Rights Statutes”).  A copy of the Dissenters’ Rights Statutes, together with certain 1995 amendments to such statutes are set forth in Appendix A hereto and are incorporated by reference herein.

The following is a summary of the Dissenters’ Rights Statutes which sets forth the procedures for dissenting from the amendments to the Articles of Incorporation, demanding payment of fair value and for the determination of fair value.  This summary is qualified in its entirety by reference to the full text of the Dissenters’ Rights Statutes.  THIS SUMMARY AND THE DISSENTERS’ RIGHTS STATUTES SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO DESIRES TO EXERCISE HIS OR HER STATUTORY RIGHTS AS A DISSENTER OR WHO DESIRES TO PRESERVE HIS OR HER RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN THE DISSENTERS’ RIGHTS STATUTES WILL RESULT IN THE LOSS OF DISSENTERS’ RIGHTS.

Holders of the Company’s Common Stock who desire to exercise their rights as dissenters must satisfy all of the following conditions. Not later than 10 days after the approval of the amendments to the Articles of Incorporation, the Company must deliver written notice of such approval to all stockholders, excepting any who consented in writing to the amendments to the Articles of Incorporation.  Within 20 days after the date on which the Company delivers such written notice, any stockholder who elects to dissent must file with the Company a notice of such election, stating his or her name and address, the number of shares as to which he dissents, and a demand for payment of the fair value of his or her shares (a “Dissent Election”).  Any stockholder filing a Dissent Election must deposit his or her stock certificates with the Company simultaneously with filing the Dissent Election.  Any stockholder failing to timely file such Dissent Election will be bound by the terms of the amendments to the Articles of Incorporation.  A Dissent Election may be withdrawn at any time before an offer is made by the Company to pay for the dissenting shares, as described below.

Within 10 days after the expiration of the period in which stockholders may file their Dissent Election, the Company is required to make a written offer to each dissenting stockholder who has timely filed a Dissent Election to pay the fair value of the dissenting shares.  Such offer must be accompanied by certain financial information regarding the Company.  Under the Dissenters’ Rights Statues, “fair value” means the value of the shares as of the close of business on the day prior to the approval of the amendments to the Articles of Incorporation, excluding any appreciation or depreciation in anticipation of the amendments to the Articles of Incorporation unless exclusion would be inequitable.  If the Company’s offer is accepted within 30 days after it is made, the Company will pay for such dissenting shares within 90 days after the offer is made or the Effective Date, whichever is later.  Upon such payment, the dissenting stockholder will have no interest in such shares.

If the Company fails to make a written offer within the required time period or if such offer is not accepted within 30 days after it is made, the Company must file an action in a court of competent jurisdiction in New Jersey requesting that the fair value of the dissenting shares be determined, upon receipt of a written demand from any dissenting stockholder given within 60 days of the Effective Date, and may file such action at its election during such 60 day period.  If the Company fails to file such action, any dissenting stockholder may do so in the name of the Company.

A stockholder may assert dissenters’ rights as to fewer than all of the shares of the Company’s Common Stock registered in his or her name.

THE COMPANY WILL NOT FURNISH ANY NOTICE TO STOCKHOLDERS OF THE DATES BY WHICH STOCKHOLDERS MUST MAKE WRITTEN DEMAND, FURNISH STOCK CERTIFICATES OR TAKE ANY OTHER ACTION NECESSARY TO MAINTAIN THEIR RIGHTS AS DISSENTERS.

THE BOARD OF DIRECTORS UNANIMIOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY’S REVERSE STOCK SPLIT.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes,"  "expects," "may," "will," "should,"  "estimates" or "anticipates"  or the negative  thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB for the year ended December 31, 2007, (b) the ability to operate our business after the closing in a manner that will enhance stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact the securities counsel for the company, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2007 on Form 10-KSB with the SEC, a copy of which may be viewed at the SEC’s website at http://www.sec.gov. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any stockholder to Mark Corrao, Chief Financial Officer, StrikeForce Technologies, Inc., 1090 King Georges Post Road – Suite 108, Edison, New Jersey 08837, phone number (732) 661 - 9641. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, a copy of which may be viewed at the SEC’s website at http://www.sec.gov.

Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, a copy of which may be viewed at the SEC’s website at http://www.sec.gov.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF

STRIKEFORCE TECHNOLOGIES, INC.

PROXY -- ANNUAL MEETING OF STOCKHOLDERS – FRIDAY, AUGUST 8th, 2008

The undersigned, revoking all previous proxies, hereby appoint(s) Mark L. Kay as Proxy, with full power of substitution, to represent and to vote all Common Stock of STRIKEFORCE TECHNOLOGIES, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held in Edison, New Jersey, on Friday, August 8th, 2008, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

(1)  ELECTION OF DIRECTORS. Nominee:

Mark L. Kay

Robert Denn

Mark Corrao

Ramarao Pemmaraju

George Waller

☐       FOR ALL NOMINEES LISTED (Except as specified here:______________)

OR

☐       WITHHOLDING AUTHORITY to vote for the nominee listed above

(2) Proposal to Ratify the appointment of Li & Company, PC as Independent Auditor of the Company.

  ☐   FOR          ☐   AGAINST     ☐   ABSTAIN

(3) Proposal to Approve a one for ten reverse stock split.

  ☐   FOR          ☐   AGAINST     ☐   ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3.

Dated ____________________________, 2008

_________________________________       _________________________________

(Print Name)

(Signature)

Dated ____________________________, 2008

_________________________________       _________________________________

(Print Name)

(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

APPENDIX A

New Jersey Annotated Statutes
TITLE 14A. CORPORATIONS, GENERAL
CHAPTER 11. DISSENTING STOCKHOLDERS

N.J. Stat. ss. 14A:11-1 (2005)

ss. 14A:11-1. Right of stockholders to dissent

(1) Any stockholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

(a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

(i) a stockholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

(A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the stockholders entitled to vote upon the plan of merger or consolidation; or

(B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

(ii) a stockholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such stockholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

(iii) a stockholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the stockholders as provided in subsection (6) of N.J.S. 14A:10-3; or

(b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the stockholder shall not have the right to dissent

(i) with respect to shares of a class or series which, at the record date fixed to determine the stockholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

(ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to stockholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

(A) cash; or

(B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

(C) cash and such securities; or

(iii) from a sale pursuant to an order of a court having jurisdiction.

(2) Any stockholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3) A stockholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

ss. 14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

(1) Whenever a vote is to be taken, either at a meeting of stockholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a stockholder may dissent under section 14A:11-1, any stockholder electing to dissent from such action shall file with the corporation before the taking of the vote of the stockholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of stockholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each stockholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3) Within 20 days after the mailing of such notice, any stockholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and stockholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a stockholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such stockholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a stockholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6) Not later than 20 days after demanding payment for his shares pursuant to this section, the stockholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting stockholder had after making a demand for payment of the fair value thereof.

(7) Every notice or other communication required to be given or made by a corporation to any stockholder pursuant to this Chapter shall inform such stockholder of all dates prior to which action must be taken by such stockholder in order to perfect his rights as a dissenting stockholder under this Chapter.

ss. 14A:11-3. "Dissenting stockholder" defined; date for determination of fair value

(1) A stockholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting stockholder."

(2) Upon making such demand, the dissenting stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights of a dissenting stockholder under this Chapter.

(3) "Fair value" as used in this Chapter shall be determined

(a) As of the day prior to the day of the meeting of stockholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of stockholders was held; or

(b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which stockholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

(c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a stockholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

ss. 14A:11-4. Termination of right of stockholder to be paid the fair value of his shares

(1) The right of a dissenting stockholder to be paid the fair value of his shares under this Chapter shall cease if

(a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

(b) his demand for payment is withdrawn with the written consent of the corporation;

(c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

(d) the Superior Court determines that the stockholder is not entitled to payment for his shares;

(e) the proposed corporate action is abandoned or rescinded; or

(f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting stockholder as a stockholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

ss. 14A:11-5. Rights of dissenting stockholder

(1) A dissenting stockholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2) The enforcement by a dissenting stockholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting stockholder.

ss. 14A:11-6. Determination of fair value by agreement

(1) Not later than 10 days after the expiration of the period within which stockholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting stockholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting stockholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or, if divided into series, of the same series.

(2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting stockholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

ss. 14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

(1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting stockholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

(2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting stockholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

ss. 14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser

In any action to determine the fair value of shares pursuant to this Chapter:

(a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

(b) All dissenting stockholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

(c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

(d) The court shall render judgment against the corporation and in favor of each stockholder who is a party to the action for the amount of the fair value of his shares.

ss. 14A:11-9. Judgment in action to determine fair value

(1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

(2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting stockholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting stockholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

ss. 14A:11-10. Costs and expenses of action

The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting stockholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting stockholder.

ss. 14A:11-11. Disposition of shares acquired by corporation

(1) The shares of a dissenting stockholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

(2) (Deleted by amendment, P.L.1995, c.279.)

(3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting stockholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.